Exhibit 10(b)

AMENDMENT NUMBER SIX

TO THE

HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2011 (the “Plan”);

WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;

WHEREAS, the Employee Benefits Committee desires to amend the Plan to provide that PRP Compensation may not be deferred under the Plan, effective for PRP Compensation payable for Fiscal Year 2014; and

WHEREAS, the Employee Benefits Committee has determined that the above-described amendment is non-material.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of the date hereof, as follows:

1. Article 2 hereby is amended to add the following sentence at the end of the second paragraph of the “Compensation” definition set forth therein:

Notwithstanding item (e) of this “Compensation” definition or any other provision of this Plan to the contrary, PRP Compensation payable for Fiscal Year 2014 shall be excluded from “Compensation.”

2. Section 4.1(c) hereby is amended to add the following sentence at the end thereof:

Notwithstanding the foregoing provisions of this Section 4.1(c) or any other provision of this Plan to the contrary, a Participant shall not be permitted to elect to have his or her Employer make a pre-tax contribution on his or her behalf of PRP Compensation, if any, payable for Fiscal Year 2014.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on the 10th day of December, 2013.

/s/ Adam Histed
Adam Histed, Chairperson

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